Exhibit 99.2

BridgeBio Pharma Announces Pricing of Oversubscribed Secondary Offering that Diversifies its Institutional Shareholder Base

•	The transaction supports the evolution of the Company’s shareholder base toward further high-quality, long-term ownership

PALO ALTO, Calif., August 14, 2026 – BridgeBio Pharma, Inc. (Nasdaq: BBIO) (“BridgeBio”), a commercial-stage, multi-product biopharmaceutical company focused on developing medicines for genetic conditions, announced today the pricing of a secondary offering of 5,000,000 shares of its common stock by the selling stockholder KKR Genetic Disorder L.P. The Company is not selling any shares and will not receive any of the proceeds of the offering. The offering is expected to close on August 17, 2026, subject to customary closing conditions.

William Blair, Goldman Sachs & Co. LLC and KKR Capital Markets LLC are acting as joint book-running managers for the offering.

The securities described above are being offered pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-297701) that was previously filed by the Company with the Securities and Exchange Commission (the “SEC”) and automatically became effective upon filing on July 24, 2026.

A prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. A copy of the prospectus supplement and accompanying prospectus can be obtained, when available, by contacting William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at 1-800-621-0687 or by email at prospectus@williamblair.com; Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com; KKR Capital Markets LLC, 30 Hudson Yards, Suite 7500, NY, NY 10001; or by accessing the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described above, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BridgeBio Pharma, Inc.

BridgeBio exists to develop transformative medicines for genetic conditions. Millions of people worldwide living with genetic conditions lack treatment options, often because drug development for small patient populations can be commercially challenging. We aim to bridge the gap between advancements in genetic science and meaningful medicines for underserved patient populations. Our decentralized, hub-and-spoke model is designed for speed, precision, and scalability. Autonomous and empowered teams focus on individual conditions, while a central hub provides the clinical, regulatory, and commercial capabilities needed to bring innovation to market.

BridgeBio Pharma, Inc. Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements reflect our current views about our plans, intentions, expectations and strategies, which are based on the information currently available to us and on assumptions we have made.

Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on August 10, 2026 and our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

BridgeBio Media Contact:

Bubba Murarka, Executive Vice President
contact@bridgebio.com
(650)-789-8220

BridgeBio Investor Contact:
Kristen Kelleher, Director of Investor Relations
ir@bridgebio.com